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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended 1991 Stock Option Plan, 1984 Employee Stock Purchase Plan, and Performance-Based Restricted Stock Plan of Lam Research Corporation of our report dated August 3, 1995 with respect to the consolidated financial statements of Lam Research Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1995 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP

San Jose, California
February 16, 1996